SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                          Filed by the Registrant |X|
                 Filed by a Party other than the Registrant |_|
                           Check the Appropriate Box:

                         |_| Preliminary Proxy Statement

     |_| Confidential, for Use of the Commission Only (as permitted by Rule
                                  14a-6(e)(2))

                         [X] Definitive Proxy Statement

                       |_| Definitive Additional Materials

      |_| Soliciting Material Pursuant to Section 240.14a-11(c) or Section
                                   240.14a-12

                     PEAPACK-GLADSTONE FINANCIAL CORPORATION

                (Name of Registrant as Specified in its Charter)



        (Name of Person Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
|X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing with which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                               158 ROUTE 206 NORTH
                           GLADSTONE, NEW JERSEY 07934

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON TUESDAY, APRIL 27, 2004

To Our Shareholders:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Peapack-Gladstone Financial Corporation will be held at Peapack-Gladstone's Loan and Administration Building, 158 Route 206 North, Gladstone, New Jersey, on Tuesday, April 27, 2004, at 2:00 p.m. local time for the purpose of considering and voting upon the following matters:

1. Election of thirteen directors to serve until the expiration of their terms and thereafter until their successors shall have been duly elected and qualified.

2. Such other business as may properly come before the meeting or any adjournment thereof.

      Only shareholders of record at the close of business on March 10, 2004, are entitled to receive notice of, and to vote at, the meeting.

      You are urged to read carefully the attached proxy statement relating to the meeting.

      Shareholders are cordially invited to attend the meeting in person. Whether or not you expect to do so, we urge you to date and sign the enclosed proxy form and return it in the enclosed envelope as promptly as possible. You may revoke your proxy by filing a later-dated proxy or a written revocation of the proxy with the Secretary of Peapack-Gladstone prior to the meeting. If you attend the meeting, you may revoke your proxy by filing a later-dated proxy or written revocation of the proxy with the Secretary of the meeting prior to the voting of such proxy.

                       By Order of the Board of Directors

                               ANTOINETTE ROSELL,
                               CORPORATE SECRETARY

Gladstone, New Jersey
March 26, 2004

               YOUR VOTE IS IMPORTANT. PLEASE SIGN AND RETURN THE
                    ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                               158 ROUTE 206 NORTH
                           GLADSTONE, NEW JERSEY 07934


                                 PROXY STATEMENT
                              DATED MARCH 26, 2004


                       GENERAL PROXY STATEMENT INFORMATION

      This proxy statement is furnished to the shareholders of Peapack-Gladstone Financial Corporation ("Peapack-Gladstone") in connection with the solicitation by the Board of Directors of Peapack-Gladstone of proxies for use at the Annual Meeting of Shareholders to be held at Peapack-Gladstone's Loan and Administration Building, 158 Route 206 North, Gladstone, New Jersey on Tuesday, April 27, 2004 at 2:00 p.m. local time. This proxy statement is first being mailed to shareholders on approximately March 26, 2004.

                               VOTING INFORMATION

Outstanding Securities and Voting Rights

      The record date for determining shareholders entitled to notice of, and to vote at, the meeting is March 10, 2004. Only shareholders of record as of the record date will be entitled to notice of, and to vote at, the meeting.

      On the record date, 7,432,168 shares of Peapack-Gladstone's common stock, no par value, were outstanding and eligible to be voted at the meeting. Each share of Peapack-Gladstone's common stock is entitled to one vote.

Required Vote

      The election of directors requires the affirmative vote of a plurality of Peapack-Gladstone's common stock voted at the meeting, whether voted in person or by proxy. At the meeting, inspectors of election will tabulate both ballots cast by shareholders present and voting in person, and votes cast by proxy. Under applicable New Jersey law and Peapack-Gladstone's certificate of incorporation and by-laws, abstentions and broker non-votes are counted for purpose of establishing a quorum but otherwise do not count.

      All shares represented by valid proxies received pursuant to this solicitation will be voted FOR the election of the thirteen nominees for director who are named in this proxy statement, unless the shareholder specifies a different choice by means of the proxy or revokes the proxy prior to the time it is exercised. Should any other matter properly come before the meeting, the persons named as proxies will vote upon such matters according to their discretion.

Revocability of Proxy

      Any shareholder giving a proxy has the right to attend and to vote at the meeting in person. A proxy may be revoked prior to the meeting by filing a later-dated proxy or a written revocation if it is sent to the Secretary of Peapack-Gladstone, Antoinette Rosell, at 158 Route 206 North, Gladstone, New Jersey, 07934, and is received by Peapack-Gladstone in advance of the meeting. A proxy may be revoked at the meeting by filing a later-dated proxy or a written revocation with the Secretary of the meeting prior to the voting of such proxy.

Solicitation of Proxies

      This proxy solicitation is being made by the Board of Peapack-Gladstone and the costs of the solicitation will be borne by Peapack-Gladstone. In addition to the use of the mails, proxies may be solicited personally or by telephone, e-mail or facsimile transmission by directors, officers and employees of Peapack-Gladstone and its subsidiaries who will not be specially compensated for such solicitation activities. Peapack-Gladstone will also make arrangements with brokers, dealers, nominees, custodians and fiduciaries to forward proxy soliciting materials to the beneficial owners of shares held of record by such persons, and Peapack-Gladstone may reimburse them for their reasonable expenses incurred in forwarding the materials.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

                              DIRECTOR INFORMATION

      Peapack-Gladstone's certificate of incorporation and by-laws authorize a minimum of 5 and a maximum of 25 directors, but leave the exact number to be fixed by resolution of Peapack-Gladstone's Board of Directors. The Board has currently fixed the number of directors at 13 and the Board is presently comprised of 13 members. Directors are elected annually by the shareholders for one-year terms. Peapack-Gladstone's Nominating Committee has nominated the thirteen current directors for reelection to serve for one-year terms expiring at the Corporation's 2005 Annual Meeting of Shareholders and until their successors shall have been duly elected and qualified.

      Unless a shareholder indicates otherwise on the proxy, the proxy will be voted for the persons named in the table below to serve until the expiration of their terms, and thereafter until their successors have been duly elected and qualified.

      The following table sets forth the names and ages of the Board's nominees for election, the nominees' position with Peapack-Gladstone (if any), the principal occupation or employment of each nominee for the past five years and the period during which each nominee has served as a director of Peapack-Gladstone. The nominee's prior service as a director includes prior service as a director of Peapack-Gladstone Bank (the "Bank") prior to the formation of the holding company.

                       NOMINEES FOR ELECTION AS DIRECTORS

     Name and Position                   Director                                   Principal Occupation or
      With the Company           Age      Since                                  Employment for Past Five Years
------------------------------------------------------------------------------------------------------------------------------------

Anthony J. Consi, II             58        2000           Senior Vice President of Finance and Operations, Weichert Realtors;
                                                          Previously Chairman of Chatham Savings, FSB.

Pamela Hill                      66        1991           President of Ferris Corp., a real estate management company; previously
                                                          Vice President of Ferris Corp.

T. Leonard Hill                  92        1944           Chairman Emeritus of the Board of Peapack-Gladstone and the Bank;
                                                          previously Chairman of Peapack-Gladstone and the Bank; Chairman of
                                                          Ferris Corp., a real estate management company.

Frank A. Kissel                  53        1989           Chairman and CEO of Peapack-Gladstone and the Bank; previously
Chairman and CEO                                          President and CEO of Peapack-Gladstone and the Bank.

John D. Kissel                   51        1987           Real Estate Broker, Turpin Real Estate, Inc.

James R. Lamb                    61        1993           Principal of James R. Lamb, P.C., Attorney at Law.

Edward A. Merton                 63        1981           President of Merton Excavating and Paving Co.

F. Duffield Meyercord            57        1991           Managing Director and Partner of Carl Marks Consulting Group, LLC;
                                                          Managing Director, Meyercord Advisors, Inc.; Director of Programmer's
                                                          Paradise, Inc.

John R. Mulcahy                  65        1981           Retired; previously President of Mulcahy Realty and Construction.

Robert M. Rogers,                45        2002           President and COO of Peapack-Gladstone and the Bank; previously
President and COO                                         Executive Vice President and COO of Peapack-Gladstone and the Bank;
                                                          previously Senior Vice President and COO of Peapack-Gladstone and the
                                                          Bank.

Philip W. Smith, III             48        1995           President, Phillary Management, Inc., a real estate management company.

Craig C. Spengeman,              48        2002           President, PGB Trust and Investments, a division of the Bank and
President, PGB Trust and                                  Executive Vice President of Peapack-Gladstone; previously Executive
Investments                                               Vice President and Senior Trust Officer of Peapack-Gladstone and the
                                                          Bank; previously Senior Vice President and Senior Trust Officer of
                                                          Peapack-Gladstone and the Bank.

Jack D. Stine                    82        1976           Retired.  Trustee, Proprietary House Association.

T. Leonard Hill is the father of Pamela Hill. Frank A. Kissel and John D. Kissel are brothers.

                              CORPORATE GOVERNANCE

General

      The business and affairs of Peapack-Gladstone are managed under the direction of the Board of Directors. Members of the Board are kept informed of Peapack-Gladstone's business through discussions with the Chairman and Peapack-Gladstone's other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. All members of the Board also served as directors of Peapack-Gladstone's subsidiary bank, Peapack-Gladstone Bank, during 2003. The Board of Directors of Peapack-Gladstone held five meetings during 2003. During 2003, all directors of Peapack-Gladstone attended no fewer than 75% of the total number of meetings of Peapack-Gladstone's Board and meetings of committees on which such director served. It is Peapack-Gladstone's policy to encourage director attendance at the Annual Meeting absent a compelling reason such as illness. Last year, all but two directors attended the Annual Meeting.

      Our Board of Directors believes that the purpose of corporate governance is to maximize shareholder value in a manner consistent with legal requirements. The Board has adopted corporate governance principles, which the Board and senior management believe promote this purpose. We periodically review these governance principles, the rules and listing standards of the American Stock Exchange and Securities and Exchange Commission regulations.

Director Independence

      The Board has determined that a majority of the directors and all current members of the Nominating, Compensation, and Audit Committees are "independent" for purposes of Section 121 of the American Stock Exchange Company Guide, and that the members of the Audit Committee are also "independent" for purposes of
Section 10A(m)(3) of the Securities Exchange Act of 1934 and Section 803 of the American Stock Exchange Company Guide. The Board based these determinations primarily on a review of the responses of the directors and executive officers to questions regarding employment and transaction history, affiliations and family and other relationships and on discussions with the directors. The independent directors are Anthony J. Consi, II, James R. Lamb, Edward A. Merton,
F. Duffield Meyercord, John R. Mulcahy, Philip W. Smith III, and Jack D. Stine.

      To assist it in making determinations of independence, the Board has concluded that the following relationships are immaterial and that a director whose only relationships with Peapack-Gladstone fall within these categories is independent:

      o A loan made by the Bank to a director, his or her immediate family member or an entity affiliated with a director or his or her immediate family member, or a loan personally guaranteed by such persons if such loan (i) complies with state and federal regulations on insider loans, where applicable; and (ii) is not classified by the Bank's credit committee or by any bank regulatory agency which supervised the Bank as substandard, doubtful or loss.

      o A deposit, trust, insurance brokerage, securities brokerage or similar customer relationship between Peapack-Gladstone or its subsidiaries and a director, his or her immediate family member or an affiliate of his or her immediate family member if such relationship is on customary and usual market terms and conditions.

      o The employment by Peapack-Gladstone or its subsidiaries of any immediate family member of the director if the employee serves below the level of a senior vice president.

      o Annual contributions by Peapack-Gladstone or its subsidiaries to any charity or non-profit corporation with which a director is affiliated if the contributions do not exceed an aggregate of $20,000 in any calendar year and the contribution is made in the name of Peapack-Gladstone.

      o Purchases of goods or services by Peapack-Gladstone or any of its subsidiaries from a business in which a director or his or her immediate family member is a partner, shareholder or officer, if the director or his or her immediate family member own five (5%) percent or less of the equity interests of that business and do not serve as an executive officer of the business.

      o Purchases of goods or services by Peapack-Gladstone, or any of its subsidiaries, from a director or a business in which the director or his or her immediate family member is a partner, shareholder or officer if the annual aggregate purchases of goods or services from the director, his or her immediate family member or such business in the last calendar year does not exceed the greater of $60,000 or 2% of the gross revenues of the business.

      o Fixed retirement benefits paid or payable to a director either currently or on retirement.

Executive Sessions of Non-Management Directors

      Our Corporate Governance Principles require the Board to provide for at least semi-annual executive sessions to include non-management directors. At least once a year, the Board holds an executive session including only independent directors. Peapack-Gladstone's Board has chosen to rotate the presiding director for each meeting among the Chairperson of the Audit, Compensation, and Nominating Committees.

Shareholder Communication with Directors

      The Board of Directors has established the following procedures for shareholder communications with the Board of Directors:

      o Shareholders wishing to communicate with the Board of Directors should send any communication to Board of Directors, Peapack-Gladstone Financial Corporation, c/o Secretary of Peapack-Gladstone, Antoinette Rosell, at 158 Route 206 North, Gladstone, New Jersey, 07934. Any such communication should state the number of shares owned by the shareholder.

      o The Corporate Secretary will forward such communication to the Board of Directors or as appropriate to the particular Committee Chairman, unless the communication is a personal or similar grievance, a shareholder proposal or related communication, an abusive or inappropriate communication, or a communication not related to the duties or responsibilities of the Board of Directors, in which case the Corporate Secretary has the authority to disregard the communication. All such communications will be kept confidential to the extent possible.

      o The Corporate Secretary will maintain a log of, and copies of, all communications, for inspection and review by any Board member, and shall regularly review all such communications with the Board or the appropriate Committee Chairman.

      The Board of Directors has also established the following procedures for shareholder communications with the rotating chairman of the executive sessions of the non-management directors of the Board:

      o Shareholders wishing to communicate with the presiding director of executive sessions should send any communication to the presiding director of executive sessions, Peapack-Gladstone Financial Corporation, c/o Secretary of Peapack-Gladstone, Antoinette Rosell, at 158 Route 206 North, Gladstone, New Jersey, 07934. Any such communication should state the number of shares owned by the shareholder.

      o The Corporate Secretary will forward such communication to the then presiding director, unless the communication is a personal or similar grievance, a shareholder proposal or related communication, an abusive or inappropriate communication, or a communication not related to the duties or responsibilities of the non-management directors, in which case the Corporate Secretary has the authority to disregard the communication. All such communications will be kept confidential to the extent possible.

      o The Corporate Secretary will maintain a log of, and copies of, all communications, for inspection and review by the presiding director of executive sessions, and shall regularly review all such communications with the presiding director at the next meeting.

Committees of the Board of Directors

      In 2003, the Board of Directors maintained an Audit Committee, a Nominating Committee and a Compensation Committee. Until May 8, 2003, the Nominating Committee and the Executive Committee operated as a single committee, after which time the committees were separated. After May 8, 2003, only independent directors served on these committees.

Audit Committee

      Mr. Consi serves as Chair of the Audit Committee. Other members of the committee are Messrs. Stine, Mulcahy and Smith. The Audit Committee met nine times during 2003.

      The Board of Directors has determined that at least one member of the Audit Committee meets the American Stock Exchange standard of being financially sophisticated. The Board of Directors has also determined that Mr. Consi meets the SEC criteria of an "audit committee financial expert."

      The Audit Committee operates pursuant to a charter. The charter is attached hereto as Appendix A and can also be viewed at the Investor Relations link on our website www.pgbank.com. The charter gives the Audit Committee the authority and responsibility for the appointment, retention, compensation and oversight of our independent auditors, including pre-approval of all audit and non-audit services to be performed by our independent auditors. Other responsibilities of the Audit Committee pursuant to the charter include: reviewing the scope and results of the audit with our independent auditors; reviewing with management and our independent auditors Peapack-Gladstone's interim and year-end operating results including press releases; considering the appropriateness of the internal accounting and auditing procedures of Peapack-Gladstone; considering our outside auditors' independence; reviewing examination reports by bank regulatory agencies; reviewing audit reports prepared by the accounting firm which conducts the internal audit functions for Peapack-Gladstone; and reviewing the response of management to those reports. The Audit Committee reports to the full Board concerning pertinent matters coming before it.

Nominating Committee

      Peapack-Gladstone's Nominating Committee consists of Messrs. Smith (Chair), Consi, Lamb, Merton, Meyercord, Mulcahy and Stine. The Nominating Committee operates under a written charter setting out the functions and responsibilities of this committee. The charter can be viewed at the Investor Relations link on our website www.pgbank.com. This committee reviews qualifications of and recommends to the Board candidates for election as director of Peapack-Gladstone and the Bank, considers the composition of the Board, recommends committee assignments, and discusses management succession for the Chairman and the CEO positions. The Nominating Committee develops corporate governance principles which include director qualifications and standards; director responsibilities; director orientation and continuing education; limitations concerning service on other boards; director access to management and records, criteria for annual self-assessment of the Board, its committees, management and the effectiveness of their functioning. The committee is also charged with reviewing the Board's adherence to the corporate governance principles and the Code of Business Conduct and Ethics. The committee reviews recommendations from shareholders regarding corporate governance and director candidates. The procedure for submitting recommendations of director candidates is set forth below under the caption "Nomination of Directors." The Nominating Committee did not meet during 2003; however, the jointly operated Executive and Nominating Committee met three times prior to their separation.

Compensation Committee

      Peapack-Gladstone's Compensation Committee consists of Messrs. Meyercord (Chair), Stine, Merton and Consi. The Compensation Committee operates under a written charter setting out the functions and responsibilities of this committee. The charter can be viewed at the Investor Relations link on our website www.pgbank.com. This committee determines CEO compensation, sets general compensation levels for all officers and employees and sets specific compensation for executive officers. It also administers our stock option plans and makes awards under those plans. The Board has approved its charter, which delegates to the committee the responsibility to recommend Board compensation. During 2003, the Compensation Committee met three times.

Nomination of Directors

      Nominations for director may be made only by the Board of Directors or a committee of the Board or by a shareholder of record entitled to vote. The Board of Directors has established minimum criteria for members of the Board.

      These include:

      o Directors are encouraged to live and/or work in the communities served by Peapack-Gladstone's subsidiary bank.

      o Directors shall beneficially own or agree to acquire at least $25,000 (market value) of Peapack-Gladstone stock.

      o Directors shall be experienced in business, shall be financially literate and shall be respected members of their communities.

      o Directors shall be of high ethical and moral standards and have sound personal finances.

      o A Director may not serve on the Board of any other bank that serves the same market area as Peapack-Gladstone and may only serve on the Board of three other publicly-traded companies.

      o If there is an opening, the Nominating Committee shall evaluate the qualifications of persons who may be recommended to it as potential candidates based on information the Committee may deem relevant.

      The Nominating Committee has adopted a policy regarding consideration of director candidates recommended by shareholders. The Committee will consider nominations made by shareholders. In order for a shareholder to make a nomination, the shareholder must provide a notice along with the additional information and supporting materials to our Corporate Secretary not less than 120 days nor more than 150 days prior to the first anniversary of the date of the preceding year's annual meeting. The shareholder wishing to propose a candidate for consideration by the Nominating Committee must have significant stake in the Company. To qualify for consideration by the Nominating Committee, the shareholder submitting the candidate must demonstrate that he or she has been the beneficial owner of at least 1% of Peapack-Gladstone's outstanding shares for a minimum of one year prior to the submission of the request. In addition, the Nominating Committee has the right to require any additional background or other information from any director candidate or the recommending shareholder, as it may deem appropriate. For our annual meeting in the year 2005, we must receive this notice on or after November 28, 2004, and on or before December 28, 2004. The following factors, at a minimum, are considered by the Nominating Committee as part of its review of all director candidates and in recommending potential director candidates to the Board:

      o appropriate mix of educational background, professional background and business experience to make a significant contribution to the overall composition of the Board;

      o if the Committee deems it applicable, whether the candidate would be able to read and understand fundamental financial statements and considered to be financially sophisticated as described in the AMEX rules, or considered to be an audit committee financial expert as defined pursuant to the Sarbanes-Oxley Act of 2002;

      o if the Committee deems it applicable, whether the candidate would be considered independent under the AMEX rules and the Board's additional independence guidelines set forth in the Company's Corporate Governance Principles;

      o demonstrated character and reputation, both personal and professional, consistent with that required for a bank director;

      o     willingness to apply sound and independent business judgment;

      o     ability to work productively with the other members of the Board;

      o availability for the substantial duties and responsibilities of a Peapack-Gladstone Financial Corporation director; and

      o meets the additional criteria set forth in the Company's Corporate Governance Principles.

      You can obtain a copy of the full text of our policy regarding shareholder nominations by writing to Antoinette Rosell, Secretary, 158 Route 206 North, Gladstone, New Jersey 07934.

Code of Business Conduct and Ethics and Corporate Governance Principles

      Peapack-Gladstone has adopted a Code of Business Conduct and Ethics, which applies to Peapack-Gladstone's chief executive officer, principal financial officer, principal accounting officer and to all other Peapack-Gladstone directors, officers and employees. The Code of Business Conduct and Ethics is available in the Investor Relations section of Peapack-Gladstone's website located at www.pgbank.com. The Code of Business Conduct and Ethics is also available in print to any shareholder who requests it. Peapack-Gladstone will disclose any substantive amendments to or waiver from provisions of the Code of Business Conduct and Ethics made with respect to a director or executive officer on our website and to the extent required by AMEX and SEC rules, in a Current Report on Form 8-K.

      We have also adopted Corporate Governance Principles, which are intended to provide guidelines for the governance of Peapack-Gladstone by the Board and its committees. The Corporate Governance Principles are available at the Investor Relations section of Peapack-Gladstone's website located at www.pgbank.com.

                              DIRECTOR COMPENSATION

      Peapack-Gladstone pays its directors an $8,000 annual retainer for service on the Board, and $500 for each regular Bank Board meeting they attend and $400 for each committee meeting they attend. Committee Chairs and Audit Committee members receive an additional $2,000 annual retainer. The Audit Committee Chair receives an additional $16,000 annual retainer. Frank A. Kissel, Robert M. Rogers and Craig C. Spengeman, as full-time employees, were not compensated for services rendered as directors.

      The 1998 and 2002 Stock Option Plans for Outside Directors provide for the award of non-qualified stock options to each non-employee director. The Plans provide that grants are made based upon recommendations from the Compensation Committee to the Board and a vote from the full Board. No stock options were awarded under the Plans in 2003.

      Under each of the Outside Director Plans, the exercise price for the option shares may not be less than the fair market value of the common stock on the date of grant of the option. The options granted under these plans are, in general, exercisable not earlier than one year after the date of grant, at a price equal to the fair market value of the common stock on the date of grant, and expire not more than ten years after the date of grant. The stock options vest during a period of up to five years after the date of grant. All options granted under these plans are exercisable in cumulative installments of 20% for each year after the date of grant such that 100% of such options will be exercisable after five years.

      Effective March 31, 2001, Peapack-Gladstone established a retirement plan for eligible non-employee directors of Peapack-Gladstone and/or its subsidiaries. The plan provides 5 years of annual benefits to directors with 10 or more years of service, which commence after a director has retired from the Board. The annual benefit is equal to 25 percent of the director's final compensation and increases by 5 percent for each year of service in excess of
10. The maximum benefit is limited to 50 percent of final compensation. No director was credited with more than 10 years of service when the plan became effective, regardless of how long the person had served as director as of the effective date. If a director with 10 years of service ceases to be a director as a result of death or disability, or a director with 5 years of service ceases to be a director following a change in control, the director will be credited with a total of 15 years of service for plan purposes. In the event that the director dies prior to receipt of all benefits, the payments continue to the director's beneficiary or estate.

      Effective March 31, 2001, Peapack-Gladstone established a nonqualified deferred compensation plan for non-employee directors covering retainer fees and the aggregate of all fees for service and attendance at Board and committee meetings. Participation is optional. Interest is paid on the deferred fees equal to that which would have been credited if such deferred fees were invested in the Peapack-Gladstone Money Market Account, which yields 0.80% as of February 29, 2004. The provisions of the deferred compensation plan are designed to comply with certain rulings of the Internal Revenue Service under which the deferred amounts are not taxed until received. Under the deferred compensation plan, the directors who elect to defer their fees receive the fees either (i) in a lump sum on the first day of the calendar quarter following termination of service as director, or on the first day of a calendar quarter that is at least 5 years following the date of the original deferral election, or (ii) in substantially equal annual installments over a period of between 2 to 10 years, commencing in January of the calendar year following the calendar year during which the director ceases serving as director. In the event the director dies, within a reasonable period of time following his or her death, the amount credited to the director's deferred compensation account shall be paid in a lump sum to the director's beneficiary or estate.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

Certain Beneficial Owners

      The following table sets forth as of February 29, 2004 certain information as to beneficial ownership of each person known to Peapack-Gladstone to own beneficially more than 5% of the outstanding common stock of Peapack-Gladstone. The beneficial owner in the table below has sole voting and investment power as to all his shares.

                                                                 Number of Shares
Name of Beneficial Owner                                        Beneficially Owned              Percent of Class
----------------------------------------------------------------------------------------------------------------

James M. Weichert                                                    728,578                         9.81%

Stock Ownership of Directors and Executive Officers

      The following table sets forth as of February 29, 2004 the number of shares of Peapack-Gladstone's common stock beneficially owned by each of the directors/nominees, the executive officers of Peapack-Gladstone for whom individual information is required to be set forth in this proxy statement (the "named executive officers") pursuant to the regulations of the SEC, and by all directors and executive officers as a group.

                                                                 Number of Shares
Name of Beneficial Owner                                      Beneficially Owned (1)           Percent of Class (2)
------------------------------------------------------------------------------------------------------------------
Arthur F. Birmingham                                                 39,967(3)                       *
Garrett P. Bromley                                                   41,902(4)                       *
Anthony J. Consi, II                                                 54,569(5)                       *
Pamela Hill                                                          71,621(6)                       *
T. Leonard Hill                                                     141,217(7)                     1.90%
Frank A. Kissel                                                     133,562(8)                     1.78%
John D. Kissel                                                       53,084(9)                       *
James R. Lamb                                                        29,556(10)                      *
Edward A. Merton                                                     32,277(11)                      *
F. Duffield Meyercord                                                27,750(11)                      *
John R. Mulcahy                                                      33,044(12)                      *
Robert M. Rogers                                                     53,194(13)                      *
Philip W. Smith, III                                                 35,741(14)                      *
Craig C. Spengeman                                                   55,424(15)                      *
Jack D. Stine                                                        36,032(16)                      *
All directors and executive officers
as a group (15 persons)                                             838,940                       10.74%

NOTES:

*     Less than one percent

      (1) Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person and (iii) by other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record or beneficially by the named person.

      (2) The number of shares of common stock used in calculating the percentage of the class owned includes shares of common stock outstanding as of February 29, 2004, and 384,279 shares purchasable pursuant to options exercisable within 60 days of February 29, 2004.

      (3) This total includes 2,299 shares allocated to Mr. Birmingham under Peapack-Gladstone's Profit Sharing Plan and 33,191 shares purchasable pursuant to options exercisable within 60 days of February 29, 2004.

      (4) This total includes 1,957 shares allocated to Mr. Bromley under Peapack-Gladstone's Profit Sharing Plan and 37,875 shares purchasable pursuant to options exercisable within 60 days of February 29, 2004.

      (5) This total includes 5,477 shares purchasable pursuant to options exercisable within 60 days of February 29, 2004.

      (6) This total includes 17,292 shares purchasable pursuant to options exercisable within 60 days of February 29, 2004.

      (7) This total includes 104,178 shares owned by the Hill Family Trusts and 2,904 shares purchasable pursuant to options exercisable within 60 days of February 29, 2004.

      (8) This total includes 3,044 shares owned by Mr. Frank A. Kissel's wife, 2,552 shares owned by Mr. Kissel's child, 6,972 shares allocated to Mr. Kissel under Peapack-Gladstone's Profit Sharing Plan and 80,059 shares purchasable pursuant to options exercisable within 60 days of February 29, 2004.

      (9) This total includes 1,463 shares owned by Mr. John D. Kissel's wife, 5,052 shares owned by Mr. Kissel's children and 14,021 shares purchasable pursuant to options exercisable within 60 days of February 29, 2004.

      (10) This total includes 2,939 shares owned by Mr. Lamb's wife, 1,095 shares owned by Mr. Lamb's child and 13,205 shares purchasable pursuant to options exercisable within 60 days of February 29, 2004.

      (11) This total includes 23,827 shares purchasable pursuant to options exercisable within 60 days of February 29, 2004.

      (12) This total includes 1,063 shares owned by Mr. Mulcahy's wife and 7,707 shares purchasable pursuant to options exercisable within 60 days of February 29, 2004.

      (13) This total includes 3,992 shares allocated to Mr. Rogers under Peapack-Gladstone's Profit Sharing Plan and 45,242 shares purchasable pursuant to options exercisable within 60 days of February 29, 2004.

      (14) This total includes 5,909 shares owned by Mr. Smith's wife, 1,145 shares owned by Mr. Smith's children and 13,041 shares purchasable pursuant to options exercisable within 60 days of February 29, 2004.

      (15) This total includes 740 shares owned by Mr. Spengeman's wife, 4,535 shares allocated to Mr. Spengeman under Peapack-Gladstone's Profit Sharing Plan and 45,726 shares purchasable pursuant to options exercisable within 60 days of February 29, 2004.

      (16) This total includes 20,885 shares purchasable pursuant to options exercisable within 60 days of February 29, 2004.

                             EXECUTIVE COMPENSATION

General

      Executive compensation is described below in the tabular format mandated by the SEC. All share amounts have been restated to give effect to stock dividends and splits.

Summary Compensation Table

      The following table summarizes all compensation earned in the past three years for services performed in all capacities for Peapack-Gladstone and its subsidiaries with respect to the named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                      Long Term Compensation
                                                  Annual Compensation                        Awards
                                              ---------------------------       ---------------------------------
                                                                                                    Securities
                                                                                  Restricted          Under-           All Other
            Name and                                                             Stock Awards     Lying Options/      Compensation
       Principal Position           Year      Salary ($)        Bonus ($)            ($)              SARs(#)           ($) (1)
--------------------------------- ----------  ------------   -----------------  ---------------   ----------------  ----------------


Frank A. Kissel,
   Chairman of the Board and        2003        283,250        127,463                --                --               10,791
   CEO of Peapack-Gladstone and     2002        275,778        137,500                --                --               12,313
   the Bank                         2001        239,615        110,000                --               4,840             10,087

Craig C. Spengeman,
   President of PGB Trust and
   Investments and Executive        2003        206,000         82,400                --                --               10,791
   Vice President of                2002        200,904         80,000                --                --               12,201
   Peapack-Gladstone                2001        151,381         35,000                --               6,050              8,973

Robert M. Rogers,
   President and COO of             2003        180,250         72,100                --                --                9,750
   Peapack-Gladstone and the        2002        175,856         70,000                --                --               10,689
   Bank                             2001        124,765         25,000                --               6,050              7,394

Arthur F. Birmingham,
   Executive Vice President and     2003        155,200         61,800                --                --                8,430
   CFO of Peapack-Gladstone and     2002        149,675         60,000                --                --                9,204
   the Bank                         2001        109,615         35,000                --               3,630              6,504

Garrett P. Bromley,                 2003        134,423         54,000                --                --                7,335
   Executive Vice President of      2002        123,899         26,400                --                --                7,464
   the Bank                         2001        109,958         22,000                --               3,630              6,515

---------------------------------
NOTES:

(1) For 2003, consists of contributions made to Peapack-Gladstone's Savings and Profit Sharing Plan.

Stock Option Grants in 2003

      No stock options were granted in 2003 with respect to the named executive officers.

Aggregated Option Exercises in 2003 and Year-End Option Value

      The following table shows options exercised, if any, during 2003, and the value of unexercised options held at year-end 2003, by the named executive officers. Peapack-Gladstone did not use SARs as compensation in 2003.

                     AGGREGATED OPTION/SAR EXERCISES IN THE
                    LAST FISCAL YEAR AND FY-END OPTION VALUES


                                                                           Number of Securities       Value of Unexercised In-
                                                                          Underlying Unexercised      the-Money Options/SARs
                                                                          Options/SARs at Fiscal      at Fiscal Year-End ($) (1)
                                                                        ---------------------------  ---------------------------
                              Shares Acquired
     Name                     On Exercise (#)      Value Realized ($)    Exercisable/Unexercisable    Exercisable/Unexercisable
---------------------       --------------------  -------------------   ---------------------------  ---------------------------

Frank A. Kissel                    3,000                77,490                    55,059/0                  820,282/0

Craig C. Spengeman                 2,327                47,098                    25,726/0                  427,173/0

Robert M. Rogers                     0                    0                       25,242/0                  426,481/0

Arthur F. Birmingham               1,680                30,643                    15,691/0                  221,902/0

Garrett P. Bromley                 1,477                24,799                    20,375/0                  314,395/0

(1) Calculated on the basis of the closing price of Peapack-Gladstone common stock at December 31, 2003 of $31.00 per share, less the per share exercise price.

Savings and Profit Sharing Plans

      Peapack-Gladstone has established a qualified defined contribution plan under Section 401(k) (the "401(K) Plan") of the Internal Revenue Code of 1986, as amended (the "Code"), covering substantially all salaried employees over the age of twenty-one with at least twelve months' service and whose participation is not prohibited by the 401(k) Plan. Under the savings portion of the 401(k) Plan, employees may contribute up to fifteen percent of their pay to their elective account via payroll withholding. Peapack-Gladstone adds a matching contribution equal to fifty percent up to a maximum of $250 of the employee contribution. In addition, the Board may elect to make a discretionary contribution to the profit sharing part of the 401(k) Plan. The profit sharing portion is non-contributory and funds are invested in Peapack-Gladstone's common stock.

Pension Plan

      Peapack-Gladstone sponsors a non-contributory defined benefit pension plan that covers substantially all of Peapack-Gladstone's salaried employees. The benefits are based on an employee's compensation, age at retirement and years of service. It is the policy of Peapack-Gladstone to fund not less than the minimum funding amount required by the Employee Retirement Income Security Act.

      The following table sets forth the estimated annual benefits that an eligible employee would receive under Peapack-Gladstone's qualified defined benefit pension plan, assuming retirement at age 65 in 2003 and a straight life annuity benefit, for the remuneration levels (subject to an annual compensation limit of $200,000) and years of service shown.

                                                                   Years of Credited Service
                            --------------------------------------------------------------------------------------------------------

   Remuneration                  10                15                 20                 25                30                35
------------------------    -------------     --------------     --------------     -------------     --------------     -----------

$50,000                    $     11,319      $    16,978        $      22,482       $    27,986      $      30,579      $   32,991
100,000                          25,504           38,255               51,459            64,663             69,514          74,676
150,000                          39,689           59,533               80,437           101,341            108,449         116,361
200,000 and higher               53,874           80,811              109,415           138,019            147,384         158,046

      Messrs. Kissel, Spengeman, Rogers, Birmingham and Bromley have approximately 15, 19, 17, 7 and 6 years of credited service, respectively, under the pension plan as of January 1, 2003, and at age 65, would have 29, 38, 39, 22 and 14 years of credited service, respectively.

Employment Agreements

      Peapack-Gladstone and the Bank entered into employment agreements (the "Employment Agreements") with each of Frank A. Kissel, Craig C. Spengeman, Robert M. Rogers and Arthur F. Birmingham as of January 1, 2002 for a period of three years to expire on December 31, 2004. Peapack-Gladstone and the Bank also entered into an employment agreement (the "Employment Agreement") with Garrett
P. Bromley as of January 1, 2003 for a period of three years to expire on December 31, 2005.

      The Employment Agreements provide, among other things, for (I) an annual base salary, (II) annual increases to base salary, and (III) bonus payments with respect to each calendar year based on budgeted goals. If the Executive's employment is terminated without cause, Peapack-Gladstone shall pay the Executive's base salary for a period equal to the longer of (A) the remainder of the term, or (B) one year from the effective date of such termination. The Employment Agreements also include certain non-compete and non-solicitation provisions, which extend for two years following the executive's termination of employment.

Change-In-Control Arrangements

      Peapack-Gladstone and the Bank entered into Amended and Restated Change-in-Control Agreements with Frank A. Kissel, Craig C. Spengeman, Robert M. Rogers, Arthur F. Birmingham, and Garret P. Bromley as of December 11, 2003, each of which provides for termination benefits in the event of a change in control of Peapack-Gladstone (as defined in the agreements). Pursuant to the agreements, under certain circumstances, Peapack-Gladstone and the Bank would be required to pay aggregate amounts equal to three times the highest annual salary and bonuses paid during any calendar year during the three years prior to the change in control plus continue certain health benefits. In the event that the severance payments and benefits under the agreements, together with any other parachute payments, would constitute an excess parachute payment under Section 280G of the Code, the payments would be increased in an amount sufficient to pay the excise taxes and other income and payroll taxes necessary to allow Messrs. Kissel, Spengeman, Rogers, Birmingham, and Bromley to retain the same net amount, after such taxes, as each was otherwise entitled to receive. Section 280G limits payments generally to three times the last five-year average W-2 compensation.

      In addition to providing a term life insurance benefit to each of the named executive officers, Peapack-Gladstone also purchased bank owned life insurance ("BOLI") and entered into a Split-Dollar Plan, dated September 7, 2001, with the executive officers and certain other employees to provide current and post employment life insurance in an amount which ranges from a minimum benefit of $25,000 to 2.5 times the executive's annual base salary. A life insurance benefit of 2.5 times a participant's annual base salary permanently vests if prior to the termination of employment there is a change in control or the participant becomes disabled. A benefit of 2.5 times the participant's salary is paid if the participant dies while employed by Peapack-Gladstone. The participant also is entitled to a vested post-employment life insurance benefit based on years of service and the participant's age as of the date of termination of employment. This vested benefit ranges from a minimum of 1.0 times base annual salary at age 50 to a maximum of 2.5 times annual base salary at age 65, in each case after completion of 15 years of service. There is a minimum benefit of $25,000 if the participant does not reach the vesting levels. Except if the benefit vests because of a change in control, the participant's vested benefit may be forfeited if the participant solicits Peapack-Gladstone's employees or divulges certain confidential information.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires that Peapack-Gladstone's executive officers, directors and persons who own more than ten percent of a registered class of Peapack-Gladstone's common stock, file reports of ownership and changes in ownership with the SEC. Based upon copies of reports furnished by insiders, all Section 16(a) reporting requirements applicable to insiders during 2003 were satisfied on a timely basis or within the timeframe of an applicable SEC waiver.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Board of Directors established a Compensation Committee, which has been charged with overseeing executive compensation practices at Peapack-Gladstone. Members of the Compensation Committee are Messrs. Meyercord (Chair), Stine, Merton and Consi. Decisions on compensation of executive officers have been made by the full Board of Directors based upon the recommendations of the Compensation Committee.

      During 2003, Peapack-Gladstone Bank paid for legal services to the law firm of James R. Lamb, P.C., whose principal is James R. Lamb, a director and shareholder of Peapack-Gladstone.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Bank intends to purchase an undetermined amount of mortgage loans from Weichert Mortgage Company ("Weichert Mortgage") during 2004. Weichert Mortgage is wholly-owned by James M. Weichert, who beneficially owns 9.81% of Peapack-Gladstone's outstanding common stock. Anthony J. Consi is not a shareholder, officer, or director of Weichert Mortgage. Any purchases by the Bank from Weichert Mortgage will be on terms that are substantially the same, or at least as favorable to, the Bank as those offered by Weichert Mortgage to other unaffiliated entities. As of the date of this proxy statement, the Bank has not made any purchases from Weichert Mortgage and there are no guaranties that any purchases will be made in the future.

      In addition to the matters discussed above and discussed under the caption "Compensation Committee Interlocks and Insider Participation," directors and officers and their associates were customers of and had transactions with the Bank during the year ended December 31, 2003, and it is expected that such persons will continue to have such transactions in the future. All deposit accounts, loans, and commitments comprising such transactions were made in the ordinary course of business of the Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management of Peapack-Gladstone, did not involve more than normal risks of collectibility or present other unfavorable features.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The following report was prepared by the Compensation Committee of Peapack-Gladstone regarding executive compensation policy and its relation to Peapack-Gladstone's performance.

Compensation Review Process

      The Compensation Committee of the Board of Directors is responsible for establishing and overseeing policies governing annual and long-term compensation programs for the officers named in the compensation tables shown above and other executive officers of Peapack-Gladstone.

      In establishing compensation for executive officers, the Committee considers many factors including, but not limited to, Corporation performance, individual performance and peer group compensation practices. In considering Corporation performance, the Compensation Committee reviews the actual performance of Peapack-Gladstone in light of its annual budget, which includes expense items, deposit levels, loan growth, fee income and trust department management. Annual performance reviews of each officer together with salary studies prepared by the New Jersey Community Bankers Association are some of the sources of compensation information, which are utilized in determining executive compensation. Base salaries approximate the average base salaries paid by similar financial institutions for similar positions.

      During 2003, Mr. Frank A. Kissel served as Chairman and Chief Executive Officer of the Bank and Chairman and Chief Executive Officer of Peapack-Gladstone. Mr. Kissel's base salary for 2003 of $283,250 was set by the Board based on his performance in executing his responsibilities in those positions in 2002 and the performance anticipated from him in 2003 and future years. The Board also considered the objectives set by the Committee for 2003, the overall performance of Peapack-Gladstone and Mr. Kissel's ability to develop and motivate employees to meet Peapack-Gladstone's short and long-term objectives. Mr. Kissel's 2003 bonus of $127,463 was based on the completion of specified corporate projects for 2003 within a specified time and budget, the achievement of specified minimum financial ratios and the achievement of specified goals with respect to the Bank's financial performance and growth. Mr. Kissel was not awarded stock options in 2003.

      With respect to 2003 compensation for executive officers, the Compensation Committee based its recommendations, and the full Board based its actions, on the duties and responsibilities of the officer in question, the performance of Peapack-Gladstone and of the particular officer in 2002, and the performance anticipated from the officer in 2003 and future years. Bonuses for each executive officer were set based on goals set for the executive officer and for Peapack-Gladstone as a whole. The Chief Executive Officer set goals for each executive officer. During 2003, other named executive officers did not receive qualified incentive stock options.

      Based upon current levels of compensation, Peapack-Gladstone is not affected by the provisions of Section 162(m) of the Internal Revenue Code, which limits the deductibility of compensation above $1 million for each of the five highest paid officers of the Company. Certain forms of compensation are exempt from this deductibility limit, primarily performance based compensation, which has been approved by shareholders. Compensation under the 1998 Stock Incentive Plan and the 2002 Stock Incentive Plan (but not restricted stock awards) is expected to be exempt.

      Detailed information relating to the named executive officers is shown in the compensation tables above.

                         F. DUFFIELD MEYERCORD, CHAIRMAN
                              ANTHONY J. CONSI, II
                                EDWARD A. MERTON
                                  JACK D. STINE

      The following graph compares the cumulative total return on a hypothetical $100 investment made on January 1, 1999 in: (a) Peapack-Gladstone's common stock: (b) the Standard and Poor's (`S&P') 500 Stock Index; (c) the Russell 3000 Stock Index, and (d) the Keefe, Bruyette & Woods KBW 50 Index. The graph is calculated assuming that all dividends are reinvested during the relevant periods. The graph shows how a $100 investment would increase or decrease in value over time, based on dividends (stock or cash) and increases or decreases in the market price of the stock.

         This year, Peapack-Gladstone is switching from the S&P Index to the Russell 3000 Index because we believe that the Russell 3000 Index provides a better comparison for Peapack-Gladstone stock because our stock is part of the Russell 3000 Index. The S&P data is included only to comply with applicable SEC regulations.

[THE FOLLOWING GRAPH WAS DEPICTED AS A LINE GRAPH IN THE PRINTED MATERIAL.]


                                                                     Period Ending
                                              -----------------------------------------------------------------
Index                                         12/31/98   12/31/99   12/31/00   12/31/01   12/31/02    12/31/03
---------------------------------------------------------------------------------------------------------------
Peapack-Gladstone Financial Corp.              100.00      87.53      91.58      85.34     160.53      161.81
S&P 500                                        100.00     121.11     110.34      97.32      75.75       97.51
Russell 3000                                   100.00     120.90     111.88      99.06      77.72      101.86
KBW 50                                         100.00      96.53     115.89     111.12     103.29      138.38

                          REPORT OF THE AUDIT COMMITTEE

To the Board of Directors of Peapack-Gladstone Financial Corporation:

      We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2003.

      We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

      We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committee, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

      Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

THE AUDIT COMMITTEE

ANTHONY J. CONSI, II, CHAIRMAN
JOHN R. MULCAHY
PHILIP W. SMITH, III
JACK D. STINE

February 24, 2004


                 RECOMMENDATION AND VOTE REQUIRED ON PROPOSAL 1

      Directors will be elected by a plurality of the votes cast at the Annual Meeting, whether in person or by proxy. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE 'FOR' THE NOMINATED SLATE OF DIRECTORS INCLUDED IN PROPOSAL 1.


                           INDEPENDENT PUBLIC AUDITORS

      The Audit Committee of the Board of Directors appointed KPMG LLP as independent auditors to examine the Company's consolidated financial statements for the fiscal year ending December 31, 2003 and to render other professional services as required.

      Aggregate fees billed by the Company's principal auditors, KPMG LLP, for audit services related to the most recent two fiscal years, and for other professional services billed in the most recent two fiscal years, were as follows:

         Type of Service                              2003             2002
         ---------------                              ----             ----

         Audit Fees (1)                             $130,500         $107,200
         Audit-Related Fees (2)                       18,000           14,750
         Tax Fees (3)                                 38,000           43,050
         All Other Fees                                   --               --
                                                   --------------------------
         Total                                      $186,500         $165,000
                                                   --------------------------

(1) Comprised of the audit of the Company's annual financial statements and reviews of the Company's quarterly financial statements, as well as statutory audits of Company subsidiaries, attest services, and consents to SEC filings.

(2)   Comprised of fees for audit of retirement and 401(k) plans.

(3) Comprised of services for tax compliance, tax return preparation, tax advice, and tax planning.

                    AUDIT COMMITTEE PRE-APPROVAL PROCEDURES

      The Audit Committee has adopted a formal policy concerning the pre-approval of audit and non-audit services to be provided by the independent auditor to the Company. The policy requires that all services to be performed by KPMG LLP, the Company's independent auditor, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Audit Committee. Specific services being provided by the independent auditor are regularly reviewed in accordance with the pre-approval policy. At subsequent Audit Committee meetings, the Committee receives updates on the services actually provided by the independent accountant, and management may present additional services for approval. All services rendered by KPMG LLP are permissible under applicable laws and regulations. Since the May 6, 2003 effective date of the new SEC rule applicable to services being provided by the independent auditor, each new engagement of KPMG LLP was approved in advance by the Audit Committee.

                              SHAREHOLDER PROPOSALS

      New Jersey corporate law requires that the notice of shareholders' meeting (for either a regular or special meeting) specify the purpose or purposes of such meeting. Thus, any substantive proposals, including shareholder proposals, must be referred to in Peapack-Gladstone's notice of shareholders' meeting for such proposal to be properly considered at a meeting of Peapack-Gladstone.

      Proposals of shareholders which are eligible under the rules of the SEC to be included in Peapack-Gladstone's year 2005 proxy material must be received by the Secretary of Peapack-Gladstone no later than November 26, 2004.

      If Peapack-Gladstone changes its 2005 Annual Meeting date to a date more than 30 days from the date of its 2004 Annual Meeting, then the deadline referred to in the preceding paragraph will be changed to a reasonable time before Peapack-Gladstone begins to print and mail its proxy materials. If Peapack-Gladstone changes the date of its 2005 Annual Meeting in a manner that alters the deadline, Peapack-Gladstone will so state under Item 5 of the first quarterly report on Form 10-Q it files with the SEC after the date change or notify its shareholders by another reasonable means.

            OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

      The Board of Directors knows of no business that will be presented for consideration at the meeting other than that stated in this proxy statement. Should any other matter properly come before the meeting or any adjournment thereof, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

      WHETHER YOU INTEND TO BE PRESENT AT THE MEETING OR NOT, YOU ARE URGED TO RETURN YOUR SIGNED PROXY PROMPTLY.

                       By Order of the Board of Directors

                                FRANK A. KISSEL,
                                    CHAIRMAN

Gladstone, New Jersey
March 26, 2004


PEAPACK-GLADSTONE'S ANNUAL REPORT FOR THE YEAR-ENDED DECEMBER 31, 2003 IS BEING MAILED TO THE SHAREHOLDERS WITH THIS PROXY STATEMENT. HOWEVER, SUCH ANNUAL REPORT IS NOT INCORPORATED INTO THIS PROXY STATEMENT AND IS NOT DEEMED TO BE A PART OF THE PROXY SOLICITING MATERIAL.

                                   APPENDIX A

                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                             AUDIT COMMITTEE CHARTER

      I. AUDIT COMMITTEE PURPOSE

The Audit Committee is appointed by the Board of Directors of Peapack-Gladstone Financial Corporation (the "Company") to assist the Board in fulfilling its oversight responsibilities. The primary duties of the Committee are as follows:

      o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance

      o Monitor the independence and performance of the Company's independent auditors and internal auditor

      o Provide an avenue of communication among the independent auditors, management, the internal auditor, and the Board of Directors

      o Authorize or conduct investigations appropriate to matters within the Committee's scope of responsibilities

      II.   AUDIT COMMITTEE COMPOSITION AND MEETINGS

The Audit Committee shall be comprised of no fewer than four directors, each of whom shall meet the independence and experience requirements of the American Stock Exchange and of the Sarbanes-Oxley Act of 2002, contained in Section 10A(n) of the Securities Exchange Act of 1934. At least one member shall be designated as an audit committee financial expert in accordance with SEC regulations and at least one member shall be financially sophisticated in accordance with AMEX standards. All other members of the Committee shall have a basic understanding of finance and accounting, and be able to comprehend basic financial statements.

The Audit Committee shall meet on at least a quarterly basis, and each time the Company proposes to issue a press release with its quarterly or annual information. The Committee may meet more frequently if dictated by circumstances. A report shall be prepared by the internal auditor and distributed to Committee members in advance of each meeting. The Committee shall meet annually in executive session with management, the independent auditors, and the internal auditor to discuss any matters the Committee or these groups believe to be necessary. The Committee may, when appropriate, delegate authority to one or more of its members or to one or more subcommittees of its members.

      III.  AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

Review Procedures

      1. The Committee shall review and update this charter annually. The charter shall be submitted to the Board of Directors for approval and made publicly available in accordance with SEC regulations.

      2. The Committee shall review the Company's interim financial reports, annual audited financial statements, and related footnotes, and discuss significant issues with management and the independent auditors.

      3. The Committee shall discuss significant risks and exposures with management, the independent auditors, and internal audit, as well as management's steps to mitigate these risks.

      4. As necessary, the Committee shall review with the Company's counsel any legal matters that could have a significant impact on the Company's financial statements, as well as compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies. The Committee shall be authorized to hire outside counsel or other consultants as necessary.

      5. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors or consultants employed by the Committee and to fund its ordinary administrative expenses necessary and appropriate to carry out its duties.

      6. The Committee shall review with management the policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and review the results of procedures performed in these areas by the internal auditor or the independent auditors. The Committee shall also review the Company's Code of Business Conduct and Ethics.

      7. The Committee shall oversee the receipt and resolution of all complaints received by the Company regarding accounting and internal controls, and shall establish procedures for the confidential, anonymous submission by employees of the Company and its subsidiaries of concerns regarding questionable accounting or auditing matters.

      8.    The Committee shall review its effectiveness.

Independent Auditors

      1. The independent auditors are ultimately accountable to the Audit Committee and shall report directly to the Committee. The Committee shall be directly responsible for and have the sole authority to appoint or replace independent auditors. The Committee shall pre-approve all fees paid to the auditors, and pre-approve any non-audit services to be provided by the independent auditors. The Committee shall consult with management but shall not delegate its responsibilities hereunder.

      2. On an annual basis, the Committee shall review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence. The Committee shall receive from the independent auditors a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall ensure that the lead or concurring partner serves in that capacity for no more than five fiscal years of the Company, and that any partner other than the lead or concurring partner serves no more than seven years at the partner level on the Company's audit.

      3. The Committee shall review the independent auditors' plan, which would include scope, and staffing, as well as reliance upon management and internal audit.

      4. Prior to the release of the year-end earnings, the Committee shall discuss the results of the audit with the independent auditors, in accordance with AICPA SAS 61. Matters to be discussed include the auditor's responsibility under Generally Accepted Auditing Standards
            (GAAS), significant accounting policies, management judgments, accounting estimates, and significant audit adjustments, as well as other information in documents containing audited financial statements, differences of opinion with management, and consultation with other accountants by management.

      5. The Committee shall consider the independent auditors' judgments regarding the quality and appropriateness of the Company's accounting principles as applied in its financial reporting, as well as the adequacy of the Company's internal controls.

      6. The Committee shall review all written communication between the independent auditors and management.

      7. The Committee shall receive from the independent auditors, reports on critical accounting policies and practices, alternative treatments and material communications with management as required by Section 10A(k) of the Securities Exchange Act of 1934.

      8. The Committee shall obtain and review a report from the independent auditors at least annually regarding:

                  (a) the independent auditors' internal quality-control procedures,

                  (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditors, and

                  (c) any steps taken to deal with any such issues.

                  After reviewing such report, the Committee will evaluate the qualifications, performance and independence of the independent auditors, including considering whether the auditors' quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditors' independence, taking into account the opinions of management and the internal auditors. The Committee shall present its conclusions with respect to the independent auditors to the Board.

       9. The Committee shall review with the independent auditors any problems, disagreements or difficulties the independent auditor may have encountered with management and any communication from the auditor to management relating thereto, including the Company's response. Such review should include:


                  (a) Restrictions on or changes in the scope of its audit activities or access to required information.

                  (b) Resolution of all problems, disagreements or difficulties, if any, between management and the independent auditors.

Internal Audit

       1. The Committee shall review at least annually the appointment, performance, and replacement of the internal auditor.

       2. The Committee shall meet with the internal auditor on a regular basis to review reports prepared by the audit department, together with management's responses. The Committee will also review the internal audit program, scope, organizational structure, and qualifications of the department, as well as any difficulties encountered during the course of audits performed.

Other Responsibilities

       1. The Committee shall annually prepare the "Audit Committee Report" as required by the Securities and Exchange Commission to be included in the Company's annual proxy statement, indicating that the members have reviewed and discussed the audited financial statements and the quality of earnings with management, discussed with the independent auditors the matters required by SAS 61, and received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1.

       2. The Committee shall review disclosures made to the Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

       3. The Committee shall record minutes of all meetings and report significant issues to the Board of Directors.

       4. The Committee shall perform any other activity consistent with this charter, the Company's by-laws, and governing law, as deemed appropriate by the Committee or the Board of Directors.

REVOCABLE PROXY
Peapack-Gladstone Financial Corporation

PLEASE MARK VOTES
AS IN THIS EXAMPLE

This Proxy is solicited on behalf of
the board of directors
The undersigned hereby appoints John D. Kissel, James R. Lamb and Jack D. Stine, or any one of them, as Proxy, each with full power to appoint his substitute and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of Peapack-Gladstone Financial Corporation (The "Corporation"), standing in the undersigned's name at the Annual Meeting of Shareholders of the Corporation to be held on April 27, 2004 at 2:00 p.m. or any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to the meeting.

1. Election of THIRteen (13) Directors
Anthony J. Consi, II    Pamela Hill         T. Leonard Hill     Frank A. Kissel
John D. Kissel          James R. Lamb       Edward A. Merton    Robert M. Rogers
F. Duffield Meyercord   John R. Mulcahy
Philip W. Smith, III    Craig C. Spengeman  Jack D. Stine

                    With-         For
                    hold          All
         For      Authority      Except
         [_]       [_]            [_]

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting. This Proxy, when properly signed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION is made, this Proxy will be voted "FOR" the election of all thirteen nominees for Director.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.

Please sign exactly as names appear above. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full corporate names by President or other authorized officer. If a partnership or limited liability company, please sign in the entity name by an authorized person.

Please be sure to sign and date this Proxy in the box below.

-----------------------------
         Date

-----------------------------
Stockholder sign above

-----------------------------
Co-holder (if any) sign above

--------------------------------------------------------------------------------
Detach above card, sign, date and mail in postage paid envelope provided.

Peapack-Gladstone Financial Corporation

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

If your address has changed, please correct the address in the space provided below and return this portion with the proxy in the envelope provided.